FOR IMMEDIATE RELEASE

                 Investment Properties Associates Sale of Assets
                                will not Proceed

     New York, New York, July 24, 1997... Investment Properties Associates ("IPA") announced today that it had been unable to reach agreement on definitive documentation with the prospective purchaser with respect to the previously announced proposed sale of substantially all of its real property interests. IPA and the prospective purchaser had reached an agreement in principle for the sale of the properties for $255 million.

     A spokesman for IPA said that IPA will not pursue the sale of its properties at this time.

     IPA is a limited partnership that owns commercial office buildings in New York, Chicago, Texas and Newark.


Contact:

Irving  Schneider - (212)880-0151            Robert Hecht - (212)880-0276
  General Partner,                              Chief Financial Officer,
  Investment Properties Associates              Investment Properties Associates

  Executive Vice President,                     Vice President, Finance
  Helmsley-Spear, Inc., Agent                   Helmsley-Spear, Inc., Agent